Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this (Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-192612) dated May 2, 2014, of our report dated April 15, 2014, on the consolidated financial statements of Ener-Core, Inc. for the years ended December 31, 2013 and 2012 (which report includes an explanatory paragraph relating to the uncertainty of the Company’s ability to continue as a going concern).  We also consent to the reference to our Firm under the caption “Experts” in this Prospectus.

Kelly & Company
Costa Mesa, California
May 2, 2014